CMA Multi-State Municipal Series Trust
Series Number: 9
File Number: 811-5011
CIK Number: 810598
CMA Connecticut Municipal Money Fund
For the Period Ending: 03/31/2006

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner, & Smith Inc., for the year ended March 31, 2006.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

08/24/2005	$17,000	Connecticut Sate Hsg Fin	1.10%	05/15/2032